                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                          BETWEEN GARTMORE MUTUAL FUNDS
                       (FORMERLY NATIONWIDE MUTUAL FUNDS)
                  AND GARTMORE MORLEY CAPITAL MANAGEMENT, INC.

                             EFFECTIVE MARCH 1, 2005
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

Funds of the Trust                                            Advisory Fees (applicable for each Fund)
------------------                                            ----------------------------------------

Gartmore Short Duration Bond Fund                             0.35% on assets up to $500 million
  (formerly Morley Capital Accumulation Fund)                 0.34% on assets of $500 million and more but less
                                                              than $1 billion
                                                              0.325% on assets of $1 billion and more but less
                                                              than $3 billion
                                                              0.30% on assets of $3 billion and more but less
                                                              than $5 billion
                                                              0.285% on assets of $5 billion and more but less
                                                              than $10 billion
                                                              0.275% for assets of $10 billion and more

Gartmore Morley Enhanced Income Fund                          0.35% on assets up to $500 million
  (formerly Morley Enhanced Income Fund)                      0.34% on assets of $500 million and more but less than $1
                                                              billion
                                                              0.325% on assets of $1 billion and more but less
                                                              than $3 billion
                                                              0.30% on assets of $3 billion and more but less
                                                              than $5 billion
                                                              0.285% on assets of $5 billion and more but less
                                                              than $10 billion
                                                              0.275% for assets of $10 billion and more
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                                    ADVISER
                                    GARTMORE MORLEY CAPITAL MANAGEMENT, INC.

                                    By:__________________________________
                                    Name:
                                    Title:

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                                    TRUST
                                    GARTMORE MUTUAL FUNDS


                                    By:_____________________________________
                                    Name:
                                    Title: